FILED
  IN THE OFFICE OF THE        Articles of Incorporation          [ILLEGIBLE]
SECRETARY OF STATE OF THE           [ILLEGIBLE]
     STATE OF NEVADA              STATE OF NEVADA
                                      [SEAL]
FEB 21 1995
No 283395

/s/ DEAN KELLER                     STATE OF NEVADA
DEAN KELLER, SECRETARY OF STATE    Secretary of State                [ILLEGIBLE]
[ILLEGIBLE]
--------------------------------------------------------------------------------
    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION: Fitonics Corporation

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent: The Corporation Trust Company of Nevada

     Street Address:  One East First Street        Reno, Nevada         89501
                     Street No.  Street Name           City              Zip

3.   SHARES: (Number of shares the corporation is authorized to issue):

     Number of shares with par value   2,500,000        Par value .01
     Number of shares without par value:  0

4.   GOVERNING BOARD: shall be styled as (check one): |XX| Directors ___Trustees

     The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and address are as follows:

     Ben A. Johnson, Jr.           Suite 4100, 111 [ILLEGIBLE]  Oak Street,
                                   Portland, Oregon  97201
     ----------------------------  ---------------------------------------------
     Name                          Address                       City/State/Zip

     ----------------------------  ---------------------------------------------
     Name                          Address                       City/State/Zip

     ----------------------------  ---------------------------------------------
     Name                          Address                       City/State/Zip

5. PURPOSE (optional-see reverse side): The purpose of the Corporation shall be as follows: N/A

6. PERSONAL LIABILITY (pursuant to [ILLEGIBLE]: Check one: ___ Accept |XX| Decline (if you chose accept see 6(a))
     6(a) If you chose accept, please check one ___ Limiting  ___ [ILLEGIBLE]

7. OTHER MATTERS: Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles. Number of pages attached |2|.

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles (Signatures must be notarized.)

     Dawn McPheerson                                 Sharon Johnson
     Name (print)                                    Name (print)

     520 Pike Street, Seattle, Washington 98101      520 Pike Street, Seattle, Washington 98101
     Address                     City/State/Zip      Address                     City/State/Zip

     /s/ DAWN MCPHEERSON                             /s/ SHARON JOHNSON
     Signature                                       Signature

     Laurie Wand
     Name (print)                                    Subscribed and sworn to before me this 21st day of

     520 Pike Street, Seattle, Washington 98101      February, 1995
     Address                     City/State/Zip

     /s/ LAURIE WAND                                 /s/ KATHLEEN C. [ILLEGIBLE]
     Signature                                              Notary Public Kathleen C. [ILLEGIBLE]

                                                          (affix notary stamp or [ILLEGIBLE])

9.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

     The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent of the above named corporation
     The Corporation Trust Company of Nevada
     [ILLEGIBLE]                                               February 21, 1995

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